As filed with the Securities and Exchange Commission on January 3, 1997

                              Registration No. 333-
 ******************************************************************************

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CPC INTERNATIONAL INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                36-2385545
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization                      Identification No.)

International Plaza
Englewood Cliffs, New Jersey                          07632
(Address of Principal                                 (Zip Code)
Executive Offices)


                        CPC BAKING BUSINESS SAVINGS PLAN
                            (Full title of the Plan)

                              John B. Meagher, Esq.
                                    Secretary
                             CPC International Inc.
                               International Plaza
                           Englewood Cliffs, NJ 07632
                     (Name and address of agent for service)

                                 (201) 894-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
*******************************************************************************
                                 Proposed        Proposed
Title of                         Maximum         Maximum          Amount
Each Class of     Amount         Offering        Aggregate        Of
Securities        To Be          Price Per       Offering         Registration
To Be Registered  Registered*    Share*          Price*           Fee*

Common Stock,     200,000 Shs.   $76.69          $15,338,000      $4,647.88
par value of $.25
per share

*******************************************************************************
(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low share prices reported on the New York Stock Exchange for January 2, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by CPC International Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are incorporated by reference into this registration statement:

               (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

               (b) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

               (c) the Registrant's Current Reports on Form 8-K dated January 9, 1996 and January 26, 1996; and

               (d) the description of the Registrant's Common Stock that is contained in its registration statements filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed under the Exchange Act for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated/or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares of Common Stock reserved for issuance under the CPC Baking Business Savings Plan has been passed upon for the Company by Clifford B. Storms, Esq., Senior Vice President and General Counsel of the Company. Mr. Storms beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

Item 6.  Indemnification of Officers and Directors.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and

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



in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article VII of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of DGCL, as the same may be supplemented or amended from time to time.

         Article VII of the Bylaws of CPC International Inc. provides:

                                "Indemnification

         Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such service; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to indemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that, if the Delaware General Corporation Law so requires, the director, officer or employee shall deliver to the Company an undertaking to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Article or otherwise.

         Section 2. The rights of indemnification provided in this Article shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

         Section 3. The Company may purchase and maintain insurance to protect any person against any liability or expense asserted against or incurred by such person in connection with any proceeding, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under this Article or otherwise. The Company may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein."

         The Registrant has entered into separate indemnification agreements with directors and officers of the Registrant, pursuant to which the Registrant will indemnify such directors and officers to the fullest extent permitted by Delaware law and the Registrant's By laws, as the same may be amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemptions from Registration Claimed.  Not Applicable.

Item 8.  Exhibits.

4        CPC Baking Business Savings Plan

5        Opinion regarding legality of shares to be offered.

23(i)    Consent of KPMG Peat Marwick.

23(ii)   Consent of Clifford B. Storms, Esq. (included in Exhibit 5)

24 Powers of Attorney authorizing execution of registration statement of Form S-8 on behalf of certain directors of Registrant.

Item 9.  Undertaking.

         The undersigned Registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S- 3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (d) To comply in a timely manner with any changes to the CPC Baking Business Savings Plan (the "Plan") required by the Internal Revenue Service (the "IRS") in order to obtain a favorable determination letter from the IRS in a timely manner.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Englewood Cliffs, and the State of New Jersey, on this 3rd day of January 1997.

                                    CPC INTERNATIONAL INC.



                                    By:  /s/John B. Meagher
                                         -------------------------
                                         Name:    John B. Meagher
                                         Title:   Secretary

                  Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Charles R. Shoemate, Clifford B. Storms and John B. Meagher, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and

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



about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                                    Date
---------                  -----                                    ----

/s/Charles R. Shoemate     Chairman, President, Chief          January 3, 1997
------------------------   Executive Officer and Director
Charles R. Shoemate



/s/Konrad Schlatter        Senior Vice President and           January 3, 1997
------------------------   Chief Financial Officer
Konrad Schlatter



/s/James W. Ripley         Comptroller and Principal           January 3, 1997
------------------------   Accounting Officer
James W. Ripley



*                          Director                           January 3, 1997
------------------------
Theodore H. Black



*                          Director                           January 3, 1997
------------------------
Alfred C. DeCrane, Jr.



*                          Director                           January 3, 1997
------------------------
William C. Ferguson



*                          Director                           January 3, 1997
------------------------
Robert J. Gillespie



*                          Director                           January 3, 1997
------------------------
Ellen R. Gordon

*                          Director                           January 3, 1997
------------------------
George V. Grune



*                          Director                           January 3, 1997
------------------------
Leo I. Higdon, Jr.



*                          Director                           January 3, 1997
------------------------
Richard G. Holder



*                          Director                           January 3, 1997
------------------------
Eileen S. Kraus



*                          Director                           January 3, 1997
------------------------
Alain Labergere



*                          Director                           January 3, 1997
------------------------
William S. Norman



*   By:/s/John B. Meagher
       -------------------
       John B. Meagher
       Attorney-in-fact

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



                  The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Englewood Cliffs and the State of New Jersey, on this 3rd day of January 1997.

                                     CPC BAKING BUSINESS SAVINGS PLAN



                                     By:  /s/Steven F. Patterson
                                          -----------------------------
                                          Name:    Steven F. Patterson
                                          Title:   Plan Administrator



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